                                                                   Exhibit 11.01


                              CARDINAL HEALTH, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        Fiscal Quarter Ended              Nine Months Ended
                                                   ------------------------------- --------------------------------
                                                     March 31,       March 31,       March 31,        March 31,
                                                        1998            1997            1998             1997
                                                   --------------- --------------- ---------------  ---------------
BASIC:

Net earnings                                       $       56,312  $       42,181  $      176,532   $      122,833
                                                   =============== =============== ===============  ===============

Weighted average number of Common
   Shares outstanding                                     109,982         108,194         109,495          106,646
                                                   =============== =============== ===============  ===============

Basic earnings per Common Share                    $         0.51  $         0.39  $         1.61   $         1.15
                                                   =============== =============== ===============  ===============

DILUTED:

Net earnings                                       $       56,312  $       42,181  $      176,532   $      122,833
                                                   =============== =============== ===============  ===============

Weighted average number of Common
   Shares outstanding                                     109,982         108,194         109,495          106,646

Dilutive effect of stock options                            1,620           2,052           1,688            2,065
                                                   --------------- --------------- ---------------  ---------------

Weighted average number of
   shares outstanding                                     111,602         110,246         111,183          108,711
                                                   =============== =============== ===============  ===============

Diluted earnings per Common Share                  $         0.50  $         0.38  $         1.58   $         1.13
                                                   =============== =============== ===============  ===============